Exhibit 23.1

      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
          CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS
     AN INDEPENDENTLY OWNED MEMBER OF THE RSM MCGRADREY NETWORK
   ______________________________________________________________



                                                              Exhibit 23.1
                                                              ------------

    Consent of Independent Registered Certified Public Accounting Firm
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We consent to the incorporation by reference in this Registration
Statement of NorMexSteel, Inc. f/k/a North American Liability Group, Inc. on Form S-8 of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated May 10, 2005, included in the Annual Report on Form 10-KSB of NorMexSteel, Inc. f/k/a North American Liability Group, Inc. for the years ended December 31, 2004 and 2003, and for the period March 23, 1999 (inception) to December 31, 2004.

/s/Tedder, James, Worden & Associates, P.A.

Orlando, Florida October 19, 2005